Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jun Xia, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of China Pediatric Pharmaceuticals, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of China Pediatric Pharmaceuticals, Inc.

November 17, 2011	By:	/s/ JUN XIA
Name: Jun Xia
Title: Chief Executive Officer

I, Minggang Xiao, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of China Pediatric Pharmaceuticals, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of China Pediatric Pharmaceuticals, Inc.

Company Name

November 17, 2011	By:	/s/ MINGGANG XIAO
Name: Minggang Xiao
Title: Chief Financial Officer